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                                                                     EXHIBIT 4.1

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                           HALTER MARINE GROUP, INC.

                                      AND

                       FRIEDE GOLDMAN INTERNATIONAL INC.


                                       TO


                       U.S. TRUST COMPANY OF TEXAS, N.A.
                                   AS TRUSTEE


                                ---------------


                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of November 2, 1999


                                ---------------


      Supplementing and Amending Indenture dated as of September 15, 1997 between Halter Marine Group, Inc. and U.S. Trust Company of Texas, N.A.,
           relating to 4 1/2% Convertible Subordinated Notes due 2004


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     THIS FIRST SUPPLEMENTAL INDENTURE, dated as of November 2, 1999 and effective and conditioned upon the consummation of the Merger (as defined below) (this "Supplemental Indenture"), is by and among Halter Marine Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware ("Halter Marine"), having its principal executive office at 13085 Industrial Seaway Road, Gulfport, Mississippi 39503; Friede Goldman International Inc., a corporation duly organized and existing under the laws of the State of Mississippi and the surviving corporation of the Merger (as defined below) ("Friede Goldman"), having its principal executive office at 525 East Capitol Street, 7th Floor, Jackson, Mississippi 39201; and U.S. Trust Company of Texas, N.A., a national banking association duly organized and existing under the laws of the United States of America, as trustee (the "Trustee").

                                    RECITALS

     1. Halter Marine has executed and delivered to the Trustee an Indenture, dated as of September 15, 1997 (the "Indenture"), providing for the issuance of 4 1/2% Convertible Subordinated Notes due 2004 in an original principal amount of $185,000,000 (the "Securities").

     2. Halter Marine will be merged with and into Friede Goldman in accordance with the provisions of the Agreement and Plan of Merger dated as of June 1, 1999, as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of September 14, 1999, between Friede Goldman and Halter Marine (the "Merger Agreement"), with Friede Goldman surviving the merger (the "Merger").

     3. At the Effective Time (as defined herein in Section 5.2), each share of common stock of Halter Marine issued and outstanding immediately prior to the Merger will be converted into the right to receive the number of shares of the common stock, par value $0.01 per share, of Friede Goldman (the "Friede Goldman Shares") as determined by the Merger Agreement.

     4. The Merger is permitted pursuant to Section 5.1 and Section 13.6 of the Indenture.

     5. In connection with the Merger, Friede Goldman and Halter Marine have duly determined to make, execute and deliver to the Trustee this Supplemental Indenture in order to reflect the consummation of the Merger as required by
Section 5.1 and Section 13.6 of the Indenture and to provide for Friede Goldman, as successor to Halter Marine, to assume all of the obligations of Halter Marine arising under the Indenture and the Securities.

     6. In accordance with Section 9.1 of the Indenture, without the consent of any Holder, Halter Marine and the Trustee may enter into a supplemental indenture to evidence the succession of another corporation to Halter Marine and the assumption by any such successor of the obligations of Halter Marine in the Indenture and the Securities.

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     7.   Halter Marine and Friede Goldman have duly authorized the execution and delivery of this Supplemental Indenture and all things necessary have been done to make this Supplemental Indenture a valid agreement of Halter Marine and Friede Goldman, in accordance with its terms.

            NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

     For and in consideration of the premises, it is mutually agreed, for the equal and proportionate benefit of the respective Holders from time to time of the Securities, as follows:

                                  ARTICLE ONE

                                  DEFINITIONS

SECTION 1.1    INDENTURE TERMS.

     Capitalized terms used but not defined in this Supplemental Indenture have the respective meanings assigned to them in the Indenture.

                                  ARTICLE TWO

                             SUCCESSOR CORPORATION

SECTION 2.1    FRIEDE GOLDMAN AS A SUCCESSOR.

     As of the Effective Time, Friede Goldman shall become a successor to and shall be substituted for Halter Marine under the Indenture, as modified by this Supplemental Indenture, and shall assume by this Supplemental Indenture all of the obligations of Halter Marine in connection with the Securities and the Indenture. As of the Effective Time, Friede Goldman may exercise every right and power of Halter Marine under the Indenture with the same effect as if Friede Goldman had been named in the Indenture as Halter Marine.

                                 ARTICLE THREE

                           CONCERNING THE SECURITIES

SECTION 3.1    CONVERSION PRIVILEGE.

     The Holder of each Security outstanding on the Effective Time shall have the right from and after the Effective Time, during the period such Security shall be convertible as specified in Article 13 of the Indenture, to convert such Security only into the number of Friede Goldman Shares, and cash in lieu of fractional Friede Goldman Shares, receivable upon the effectiveness of the Merger by a holder of the number of shares of Common Stock of Halter Marine issuable upon conversion

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of such Security immediately prior to the Merger, at the Conversion Price and subject to adjustment as provided in Section 3.2 herein.

SECTION 3.2    CONVERSION PRICE.

     The Conversion Price shall be as specified in Section 13.4 of the Indenture, as adjusted in accordance with the provisions of Section 13.5 of the Indenture prior to the Merger. For events occurring from and after the Effective Time, the Conversion Price shall be adjusted in a manner as nearly equivalent as may be practicable to the adjustments provided for in Article XIII of the Indenture.

                                  ARTICLE FOUR

                             CONCERNING THE TRUSTEE

SECTION 4.1    TERMS AND CONDITIONS.

     The Trustee accepts this Supplemental Indenture and agrees to perform the duties of the Trustee upon the terms and conditions set forth herein and in the Indenture.

SECTION 4.2    NO RESPONSIBILITY.

     The Trustee shall not be responsible for or in respect of the validity or sufficiency of any provision of this Supplemental Indenture relating either to the kind or amount of stock or securities or property (including cash) receivable by Holders of Securities upon the conversion of their Securities after the Merger or to any adjustment to be made with respect thereto.

                                  ARTICLE FIVE

                    EFFECT OF EXECUTION AND DELIVERY HEREOF

SECTION 5.1    EFFECT OF EXECUTION AND DELIVERY.

     As of the Effective Time and from and after the execution and delivery of this Supplemental Indenture, (i) the Indenture shall be deemed to be amended and modified as provided herein, (ii) this Supplemental Indenture shall form a part of the Indenture, (iii) except as modified and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect, (iv) the Securities shall continue to be governed by the Indenture, as modified and amended by this Supplemental Indenture, and (v) every Holder of Securities heretofore and hereafter authenticated and delivered under the Indenture shall be bound by this Supplemental Indenture.

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SECTION 5.2    EFFECTIVE TIME.

     This Supplemental Indenture shall become effective upon the Effective Time as defined in the Merger Agreement. The Effective Time is defined in the Merger Agreement as the date and time of the filing of (i) a certificate of merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of the General Corporation Law of the State of Delaware and (ii) the articles of merger with the Secretary of State of the State of Mississippi, in such form as required by, and executed in accordance with the relevant provisions of, the Mississippi Business Corporation Act, or if another date and time is specified in such filings, such specified date and time.

SECTION 5.3    THE COMPANY.

     Pursuant to the Merger Agreement, as of the Effective Time, Friede Goldman International Inc. will be renamed "Friede Goldman Halter, Inc." As of the Effective Time, all references to the "Company," as defined in the Indenture, shall be deemed to refer to Friede Goldman Halter, Inc., until a successor replaces Friede Goldman Halter, Inc. pursuant to the Indenture, and shall thereafter mean such successor.

                                  ARTICLE SIX

                            MISCELLANEOUS PROVISIONS

SECTION 6.1    HEADINGS DESCRIPTIVE.

     The headings of the several Articles and Sections of this Supplemental Indenture are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Supplemental Indenture.

SECTION 6.2    RIGHTS AND OBLIGATIONS OF THE TRUSTEE.

     All of the provisions of the Indenture, including but not limited to the compensation and indemnity obligations pursuant to Section 7.7 of the Indenture, with respect to the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with the same effect as if set forth herein in full.

SECTION 6.3    SUCCESSORS AND ASSIGNS.

     This Supplemental Indenture shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

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SECTION 6.4    COUNTERPARTS.

     This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 6.5    SEPARABILITY.

     In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6.6    GOVERNING LAW.

     THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.



                         [Signatures on following page]

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                              FRIEDE GOLDMAN INTERNATIONAL INC.


                              By:       /s/ James A. Lowe, III
                                 ------------------------------------
                                  James A. Lowe, III
                                  Secretary and General Counsel



                              HALTER MARINE GROUP, INC.


                              By:       /s/ Rick S. Rees
                                 ------------------------------------
                                  Rick S. Rees
                                  Vice President and Chief Financial Officer




                              U.S. TRUST COMPANY OF TEXAS, N.A.,
                                     as Trustee



                              By:     /s/ Bill Barber
                                 ------------------------------------
                                  Bill Barber
                                  Vice President

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